VirTra Sets Second Quarter 2019 Earnings Call for Tuesday, August 13, 2019 at 4:30 p.m. ET

TEMPE, Ariz. — August 1, 2019 — VirTra, Inc. (NASDAQ: VTSI), a global provider of training simulators for the law enforcement, military, educational and commercial markets, will hold a conference call on Tuesday, August 13, 2019 at 4:30 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2019. Financial results will be issued in a press release prior to the call.

VirTra management will host the conference call, followed by a question and answer period.

Date: Tuesday, August 13, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 888-428-7458

International number: 862-298-0702

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 13, 2019.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 52547

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Media Contact:
Susan Lehman

Slehman@virtra.com

510-599-6555

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860